Exhibit 21.1

Subsidiaries of Registrant as of January 7, 2022

Name: Digirad Health, Inc.

State of Incorporation: Delaware

Name: Digirad Diagnostic Imaging, Inc.

State of Incorporation: Delaware

Name: Digirad Imaging Solutions, Inc.

State of Incorporation: Delaware

Name: Project Rendezvous Holding Corporation

State of Incorporation: Delaware

Name: Project Rendezvous Acquisition Corporation

State of Incorporation: Delaware

Name: Star Real Estate Holdings USA, Inc.

State of Incorporation: Delaware

Name: 947 Waterford Road, LLC

State of Incorporation: Delaware

Name: 56 Mechanic Falls Road, LLC

State of Incorporation: Delaware

Name: 300 Park Street, LLC

State of Incorporation: Delaware

Name: Star Procurement, LLC

State of Incorporation: Delaware

Name: ATRM Holdings, Inc.

State of Incorporation: Minnesota

Name: KBS Builders, Inc.

State of Incorporation: Delaware

Name: EdgeBuilder, Inc.

State of Incorporation: Delaware

Name: Glenbrook Building Supply, Inc.

State of Incorporation: Delaware

Name: Star Equity Fund GP, LLC

State of Incorporation: Delaware

Name: Star Equity Fund, LP

State of Incorporation: Delaware

Name: Star Value, LLC

State of Incorporation: Delaware

Name: Star Investment Management, LLC

State of Incorporation: Connecticut